Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 4, 2007

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114                                    77-0313235
(Commission File Number) (IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles  90071
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On October 4, 2007, a tentative ruling was issued on Motions for Summary Judgment/Adjudication ("Motions") in the lawsuit of Cadiz Inc. (“Cadiz” or “the Company”) against the Metropolitan Water District of Southern California (“Metropolitan”) in Los Angeles Superior Court. The tentative ruling (which, unlike a final ruling, is not legally binding) was issued prior to the October 4, 2007 scheduled hearing on the Motions. At the hearing, the Company and Metropolitan presented oral arguments that the court will take under advisement while considering a final ruling on the Motions.

The tentative ruling would dismiss the Company’s contractual claims for express contract, implied contract, specific performance and promissory estoppel, but would not dismiss the Company’s cause of action for breach of fiduciary duty. If the tentative ruling stands, the case will move forward to trial on the breach of fiduciary duty claim. After the final ruling is issued, the Company will consider all of its options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    Cadiz Inc.

                    By:  /s/ O'Donnell Iselin II
                            O'Donnell Iselin II
                            Chief Financial Officer

Dated: October 5, 2007